Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in the Prospectus of this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-336787) on Form SB-2 of our report dated February 13, 2001 on the financial statements of Image Technology Laboratories, Inc. as of December 31, 2000 and 1999, and for the years then ended and for the period from January 1, 1998 (date of inception) to December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.

                                                              /s/ J.H. COHN LLP
                                                              -----------------
                                                              J.H. COHN LLP

Roseland, New Jersey
October 26, 2001





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